     As filed with the Securities and Exchange Commission on June 23, 2000

                                                     Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------
                           ARTHUR J. GALLAGHER & CO.
             (Exact name of registrant as specified in its charter)
                Delaware                               36-2151613
    (State or other jurisdiction of     (I.R.S. Employer Identification Number)
     incorporation or organization)

         Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                           ARTHUR J. GALLAGHER & CO.
                      1988 NONQUALIFIED STOCK OPTION PLAN
                           ARTHUR J. GALLAGHER & CO.
                 1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plans)


                               ----------------

                            John C. Rosengren, Esq.
                       Vice President and General Counsel
                           Arthur J. Gallagher & Co.
                                Two Pierce Place
                          Itasca, Illinois 60143-3141
                                 (630) 773-3800
 (Name, address, including zip code and telephone number, including area code, of agent for service)


                               ----------------

                                With Copies to:
                           Kurt W. Florian, Jr., Esq.
                             Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                          Chicago, Illinois 60661-3693
                                 (312) 902-5200

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                    Proposed       Proposed
                                      Amount        Maximum        Maximum       Amount of
    Title of Securities to be         to be      Offering Price   Aggregate     Registration
           Registered               Registered     Per Share    Offering Price      Fee
--------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share.................  1,070,000(a)    $39.00(b)     $41,730,000     $11,017.00
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(a) Includes such indeterminant number of shares as may be issuable by reason of the operation of the anti-dilution provisions of the Plans.
(b) Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices quoted for the Registrant's Common Stock, as reported on the consolidated transaction reporting system for securities listed on the New York Stock Exchange on June 20, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents and information listed below:

    (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 23, 2000.

    (2) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed on May 12, 2000.

    (3) The description of our common stock contained in Form 8-A (registration no. 0-13480), which incorporates by reference our registration statement on Form S-1 (registration no. 2-89195), and the description of common share purchase rights currently attached to the common stock contained in Form 8-A (registration no. 0-13480) filed with the SEC on May 12, 1987 and in Current Report on Form 8-K (registration no. 0-13480) filed with the SEC on May 18, 1987.

     In addition, this registration statement incorporates by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the initial filing of the registration statement until the termination of the offering. Information in this registration statement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this registration statement and the incorporated documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     For the purpose of this offering, our General Counsel, John C. Rosengren, Esq., is providing an opinion on the validity of the shares. Mr. Rosengren holds options for 35,800 shares.

Item 6. Indemnification of Directors and Officers.

     Article Seventh of our By-laws and Article Thirteenth of our Restated Certificate of Incorporation in effect provide for our indemnification of each of our directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law.

     Article Seventh of our By-laws provides that we shall indemnify any person in connection with any action, suit, or proceeding brought or threatened by reason of the fact that he or she is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by us or in our right, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his or her duty to us, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

     Article Thirteenth of our Restated Certificate of Incorporation eliminates the liability of our directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his or her duty of loyalty to us and our stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under
  Section 174 of the Delaware General Corporation Laws or obtains an improper personal benefit.

     We also maintain and pay premiums on a directors' and officers' liability insurance policy and have entered into an indemnity agreement with each of our directors and officers. The provisions of the indemnity agreement alter or clarify the statutory indemnity in the following respect: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, the indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

     The preceding summary is qualified in its entirety by our Restated Certificate of Incorporation, By-laws and the indemnity agreement.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Refer to "Index to Exhibits" on Page II-5 of this registration statement.

Item 9. Undertakings.

   We hereby undertake as follows:

      (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Arthur J. Gallagher & Co. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca and State of Illinois, on the 23RD day of June, 2000.

                                          Arthur J. Gallagher & Co.

                                                  /s/ J. Patrick Gallagher,
                                                          Jr.
                                          By___________________________________
                                                 J. Patrick Gallagher, Jr.
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below on June 23, 2000 by the following persons in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----


           Robert E. Gallagher*             Chairman and Director
___________________________________________
           Robert E. Gallagher

      /s/ J. Patrick Gallagher, Jr.         President and Director (Chief Executive
___________________________________________   Officer)
          J. Patrick Gallagher, Jr.

         /s/ Michael J. Cloherty            Executive Vice President and Director
___________________________________________   (Chief Financial Officer)
             Michael J. Cloherty

           /s/ Jack H. Lazzaro              Vice President--Finance (Chief Accounting
___________________________________________   Officer)
               Jack H. Lazzaro

            T. Kimball Brooker*             Director
___________________________________________
            T. Kimball Brooker

            Peter J. Durkalski*             Director
___________________________________________
            Peter J. Durkalski

             Ilene S. Gordon*               Director
___________________________________________
             Ilene S. Gordon

         Frank M. Heffernan, Jr.*           Director
___________________________________________
         Frank M. Heffernan, Jr.

            Walter F. McClure*              Director
___________________________________________
            Walter F. McClure

               Robert Ripp*                 Director
___________________________________________
               Robert Ripp

             James R. Wimmer*               Director
___________________________________________
             James R. Wimmer

        /s/ John C. Rosengren
*By: ________________________________
           John C. Rosengren
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                               Description
 -------                              -----------

         Opinion of John C. Rosengren, our Vice President and General Counsel,
  *5.0   including consent.

 *23.1   Consent of Ernst & Young LLP, as independent auditors.

         Consent of John C. Rosengren, our Vice President and General Counsel,
  23.2   included in Exhibit 5.0.

 *24.0   Powers of Attorney.

--------
 *Filed herewith.